UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : February 1, 2005

ROBOTIC VISION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-8623	11-2400145
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No. )

486 AMHERST STREET

NASHUA, NEW HAMPSHIRE 03063

(Address of principal executive offices)

Registrant’s telephone number: (603) 598-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Robotic Vision Systems, Inc. (the “Company” ) is filing with this Current Report a copy of its Monthly Operating Reports for the monthly period ended December 31, 2004 that it filed on February 1, 2005 with the United States Trustee in connection with its pending case (No. 04-14151-JMD) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Hampshire. As previously reported, the Company intends to file under cover of Form 8-K its Monthly Operating Reports to the bankruptcy court in lieu of Forms 10-K and 10-Q until such time, if any, as the Company has a plan of reorganization confirmed by the bankruptcy court.

CAUTIONARY STATEMENT REGARDING FINANCIAL AND OPERATING DATA

The Company cautions readers not to place undue reliance upon the information contained in the Monthly Operating Reports, which contain unaudited information and are in a format prescribed by applicable bankruptcy law. The Monthly Operating Reports are not prepared in accordance with generally accepted accounting principles and do not accurately reflect the financial condition of the Company on a GAAP basis. The Monthly Operating Reports are presented on a basis which (i) consolidates the results and financial condition of the Company and certain of its subsidiaries other than Auto Image ID, Inc. (which are not subject to the Chapter 11 proceedings), and (ii) presents the unconsolidated results and financial condition of Auto Image ID, Inc. The Monthly Operating Reports may be subject to revision.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements – None

(b)	Pro Forma Financial Information – None

(c)	Exhibits:

Exhibit No.	Description

99.1	Monthly Operating Reports for the monthly period ended December 31, 2004 filed with the United States Trustee In re Robotic Vision Systems, Inc., Case No. 04-14151-JMD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2005

ROBOTIC VISION SYSTEMS, INC.

By:	/s/ FREDERICK H. VAN ALSTYNE
Name:	Frederick H. Van Alstyne
Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Item	Page

99.1	Monthly Operating Reports for the monthly period ended December 31, 2004 filed with the United States Trustee In re Robotic Vision Systems, Inc., Case No. 04-14151-JMD	5